CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




Telscape International, Inc.
Houston, Texas



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 21, 1997, relating to the consolidated financial statements of Telscape International, Inc., appearing in the Company's Annual report on Form 10-KSB for the year ended December 31, 1996.

We also consent to the reference to us under the caption "Experts"in the Prospectus.


                                   /s/ BDO SEIDMAN, LLP

                                   BDO SEIDMAN, LLP


Houston, Texas
November 12, 1997